UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2026

 SANGAMO THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30171	68-0359556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)
501 Canal Blvd., Richmond, California 94804
(Address of principal executive offices) (Zip Code)
(510) 970-6000
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	SGMO	Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
As previously reported, on April 30, 2025, Sangamo Therapeutics, Inc. (the “Company”) received a written notice (the “Notice”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that because the closing bid price for the Company’s common stock had fallen below $1.00 per share for 30 consecutive business days, it no longer complied with the minimum bid price requirement (the “Minimum Bid Price Requirement”) for continued listing under Nasdaq Listing Rule 5550(a)(2) on The Nasdaq Capital Market. The Company was provided until October 27, 2025 to regain compliance with the Minimum Bid Price Requirement. Also as previously reported, on October 29, 2025, the Company received an additional notification from the Staff that while the Company had not regained compliance with the Minimum Bid Price Requirement, it was eligible for an additional 180-day compliance period, or until April 27, 2026, to regain compliance with the Minimum Bid Price Requirement.
On April 28, 2026, the Company received a written notification (the “Delisting Notice”) from the Staff of its determination to delist the Company’s common stock as a result of the Company’s ongoing failure to comply with the Minimum Bid Price Requirement. The Delisting Notice also stated that trading in the Company’s common stock on The Nasdaq Capital Market will be suspended at the open of trading on May 5, 2026.
The Company plans to request a hearing before a Nasdaq Hearings Panel (the “Panel”) pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series for the purpose of appealing the Staff’s delisting determination. However, pursuant to Nasdaq Listing Rule 5815(a)(1)(B)(ii)(d), a timely request for a hearing will stay delisting but will not stay the trading suspension of the Company’s common stock. The Company’s common stock will remain suspended from trading on The Nasdaq Capital Market unless the Panel’s decision issued after the hearing ultimately determines to reinstate trading of the securities on The Nasdaq Capital Market.
The Company has received approval for its common stock to be quoted on the OTCQB Venture Market, an over-the-counter market operated by OTC Markets Group, and expects trading on OTCQB to commence on May 5, 2026 under its existing symbol “SGMO.”
Forward-Looking Statements
This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, the Company’s expectation that it will commence trading its common stock on the OTCQB Venture Market and the timing thereof, and the Company’s expectations concerning a request for a hearing before the Panel. Forward-looking statements involve known and unknown risks, uncertainties and assumptions which may cause actual results to differ materially from any results expressed or implied by any forward-looking statement, including, but not limited to, the important factors outlined under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 30, 2026, as such factors may be updated from time to time in its other filings with the SEC, The Company has no obligation, and does not undertake any obligation, to update or revise any forward-looking statement made in this Current Report on Form 8-K to reflect changes since the date of this Current Report on Form 8-K, except as may be required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANGAMO THERAPEUTICS, INC.

Dated: April 29, 2026	By:	/s/ SCOTT B. WILLOUGHBY
	Name:	Scott B. Willoughby
	Title:	Chief Legal Officer and Corporate Secretary